Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports second quarter fiscal 2022 results

•	Delivered a fifth consecutive quarter of NSR growth, which contributed to continued strong earnings growth
•	Total backlog reached $40.8 billion, including a 1.6 book-to-burn ratio, reflecting a continued high win rate and strengthening market conditions
•	Achieved a new fiscal second quarter high for profitability and adjusted operating margins
•	Generated strong first half cash flow; returned nearly $300 million to investors in the first half of the year through share repurchases and dividends
•	Reiterated all financial guidance metrics for fiscal 2022 and all long-term fiscal 2024 financial targets

DALLAS (May 9, 2022) — AECOM (NYSE:ACM), the world’s trusted infrastructure consulting firm, today reported second quarter fiscal 2022 results.

	Second Quarter Fiscal 2022				First Half Fiscal 2022
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,214	--	(2%)	--	$6,480	--	(1%)	--
Net Service Revenue (NSR)[2]	--	$1,614	--	4%	--	$3,157	--	4%
Operating Income	$111	$190	(29%)	10%	$280	$366	(6%)	10%
Segment Operating Margin[4] (NSR)	--	13.8%	--	+70 bps	--	13.8%	--	+60 bps
Net Income	$49	$119	(44%)	18%	$167	$247	(3%)	27%
EPS (Fully Diluted)	$0.34	$0.83	(42%)	24%	$1.16	$1.72	3%	33%
EBITDA[5]	--	$223	--	10%	--	$431	--	10%
Operating Cash Flow	($2)	--	NM	--	$193	--	192%	--
Free Cash Flow[6]	--	($17)	--	NM	--	$145	--	NM

Second Quarter Fiscal 2022 Highlights

•	Revenue decreased 2% to $3.2 billion, operating income decreased 29% to $111 million, the operating margin decreased 140 basis points to 3.5%, net income decreased 44% to $49 million and diluted earnings per share decreased 42% to $0.34. Earnings included an approximately $69 million pre-tax expense from the previously announced decision to immediately exit the Company’s Russia operations; the cash impact related to the exit is expected to approximate $10 million.
•	Net service revenue[2] increased by 5% in the design business.
–	Growth accelerated in March as elevated levels of absenteeism in January and February due to Omicron subsided; the passage of the U.S. fiscal 2022 federal budget in March added visibility for our government clients in the U.S.
•	The segment adjusted[1] operating margin[4] increased 70 basis points to 13.8%, which marked a new high for a fiscal second quarter.
•	Adjusted[1] EBITDA[5] increased by 10% and adjusted[1] EPS increased by 24%, reflecting continued NSR growth and higher margins; EPS growth also benefited from stock repurchases under the Company’s capital allocation policy.
•	Total backlog of $40.8 billion increased by 4%[3] driven by a 1.6 book-to-burn[7] ratio, which included 1.6 and 1.5 book-to-burn ratios in the Americas and International segments, respectively.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Operating cash flow in the first half of the year was $193 million and free cash flow was $145 million, reflecting one of the strongest first half cash flow performances in the Company’s history.
•	The Company’s capital allocation policy is built on the continued intent to return substantially all available cash flow to stockholders through share repurchases and dividends.
–	Returned nearly $300 million to stockholders in the first half of the fiscal year through share repurchases and dividends.
–	Repurchased nearly 15% of shares outstanding since September 2020.

Fiscal 2022 Financial Guidance and Long-Term Fiscal 2024 Financial Targets

•	AECOM reiterated its fiscal 2022 diluted adjusted[1] EPS guidance of between $3.30 and $3.50 and adjusted EBITDA[5] guidance of between $880 and $920 million, which reflect 21% and 8% growth at the mid-point of the respective ranges.
–	Assumptions incorporated into full year guidance include:
▪	Approximately 6% organic NSR[2] growth, underpinned by robust pipeline and backlog momentum and strengthening market conditions across the Company’s largest markets.
▪	A segment adjusted[1] operating margin[4] of at least 14.1%, which would reflect an increase of at least 30 basis points as compared to fiscal 2021 and includes ongoing investments in the Company’s professionals, Digital AECOM, and expanding the Company’s addressable market with advisory and program management services.
▪	An average fully diluted share count of 144 million, reflecting only shares repurchased to date, even as the Company intends to continue to repurchase stock in fiscal 2022 consistent with its capital allocation policy.
▪	An effective tax rate of approximately 25%.
▪	AECOM Capital earnings in the mid-single digit millions.
•	The Company continues to expect free cash flow[6] of between $450 million and $650 million in fiscal 2022, which is consistent with the highly cash generative nature of its Professional Services business and incorporates strong year-to-date cash flow.
•	The Company also reiterated its long-term financial targets for fiscal 2024, which include an expectation for adjusted EPS of $4.75+ and a 15% segment adjusted operating margin, as well as a long-term segment adjusted operating margin goal of 17%.

“Our performance in both the second quarter and the first half of the year is a testament to our commitment to deliver on our financial and strategic priorities and create value for our stakeholders,” said Troy Rudd, AECOM’s chief executive officer. “We are uniquely well suited to lead as three mega trends take hold, including a global infrastructure investment renaissance, our clients’ increasingly ambitious ESG priorities, and infrastructure adaptation to a post-COVID new normal. As we look ahead, our strong backlog and pipeline, top rankings in key market sectors, and the expansion of our addressable market with advisory, program management, and digital capabilities support our expectation for accelerating NSR growth and for an at least 19% adjusted EPS CAGR through fiscal 2024 from fiscal 2021. Importantly, as our results of the past few years have demonstrated, our organization is built to perform through numerous market uncertainties and challenges, and these attributes will be critical to our success as we look ahead.”

“I am proud of how our professionals have delivered against our strategic priorities with continued record high win rates, strong client satisfaction scores, high employee engagement and satisfaction, and a continued focus on pursuing and winning the key pursuits that fortify our leadership position,” said Lara Poloni, AECOM’s president. “We are operating from an enviable position of strength, with our unrivaled technical expertise, complemented by our program management and advisory capabilities, which position us well to lead our industry as funding across our markets accelerates.”

“The inherent attributes of our Professional Services business, including a focus on high returning and lower risk services, strong cash flow, and a high degree of visibility from our growing backlog, combined with the success of our Think and Act Globally strategy, are contributing to consistently strong performance across all key financial metrics,” said Gaurav Kapoor, AECOM’s chief financial officer. “We delivered strong cash flow in the first half of the year, and we remain committed to our capital allocation policy, as evidenced by the nearly $300 million of capital returned to stockholders year to date and in having repurchased nearly 15% of our shares outstanding over the past 18 months.”

Business Segments

Americas

Revenue in the second quarter was $2.4 billion. Net service revenue2 was $950 million, a 3% increase from the prior year, highlighted by 4% growth in the design business, reflecting a high win rate, strengthening market conditions and client budgets, and the successful execution of a strong backlog and pipeline of pursuits.

Operating income increased by 6% over the prior year to $164 million. On an adjusted1 basis, operating income increased by 6% to $168 million. The adjusted operating margin on NSR2 of 17.7% is a 50 basis point increase over the prior year. Margins and profitability reflect strong execution that is enabling ongoing reinvestment in growth and innovation.

International

Revenue in the second quarter was $813 million. Net service revenue2 was $664 million, a 6% increase from the prior year, which included growth in the Company’s largest and most profitable geographies.

Operating income increased by 19% over the prior year to $55 million. On an adjusted basis1, operating income increased by 18% to $55 million. The adjusted operating margin on NSR2 increased by 100 basis points over the prior year to 8.3%, which marked the seventh consecutive quarter of sequential margin improvement and reflects continued progress towards achieving a double-digit margin in the International segment.

Balance Sheet

As of March 31, 2022, AECOM had $1.0 billion of total cash and cash equivalents, $2.2 billion of total debt and $1.3 billion of net debt (total debt less cash and cash equivalents). Net leverage8 was 1.3x.

Tax Rate

The effective tax rate was 39.7% in the second quarter. On an adjusted basis, the effective tax rate was 27.8%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on earnings from adjusted net income.9 The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call today at 10 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of non-operating items, such as non-core operating losses and transaction-related expenses, restructuring costs and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 On a constant-currency basis.

4 Reflects segment operating performance, excluding AECOM Capital and G&A.

5 Net income before interest expense, tax expense, depreciation and amortization.

6 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from equipment disposals.

7 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

8 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

9 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical expertise and innovation, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.3 billion in fiscal year 2021. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the expected benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas construction businesses, including the risk that any contingent purchase price adjustments from those transactions could be unfavorable and result in lower aggregate cash proceeds and any future proceeds owed to us under those transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA and adjusted EPS to exclude the impact of non-operating items, such as amortization expense, taxes and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present net service revenue to exclude subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2021	March 31, 2022	% Change	March 31, 2021	March 31, 2022	% Change
Revenue	$3,265,573	$3,213,658	(1.6)%	$6,578,728	$6,480,374	(1.5)%
Cost of revenue	3,070,314	3,003,706	(2.2)%	6,199,099	6,070,218	(2.1)%
Gross profit	195,259	209,952	7.5%	379,629	410,156	8.0%
Equity in earnings of joint ventures	7,157	11,919	66.5%	15,358	19,869	29.4%
General and administrative expenses	(36,007)	(37,098)	3.0%	(74,367)	(73,599)	(1.0)%
Restructuring costs	(8,746)	(73,292)	738.0%	(21,784)	(76,663)	251.9%
Income from operations	157,663	111,481	(29.3)%	298,836	279,763	(6.4)%
Other income	3,477	3,329	(4.3)%	7,330	6,203	(15.4)%
Interest expense	(32,800)	(24,173)	(26.3)%	(63,451)	(49,556)	(21.9)%
Income from continuing operations before taxes	128,340	90,637	(29.4)%	242,715	236,410	(2.6)%
Income tax expense for continuing operations	35,148	36,011	2.5%	60,749	58,567	(3.6)%
Income from continuing operations	93,192	54,626	(41.4)%	181,966	177,843	(2.3)%
Loss from discontinued operations	(47,914)	(6,113)	(87.2)%	(103,666)	(68,053)	(34.4)%
Net income	45,278	48,513	7.1%	78,300	109,790	40.2%

Net income attributable to noncontrolling interests from continuing operations	(4,845)	(5,592)	15.4%	(10,259)	(11,048)	7.7%
Net (income) loss attributable to noncontrolling interests from discontinued operations	(1,074)	(1,364)	27.0%	(2,554)	4,363	(270.8)%
Net income attributable to noncontrolling interests	(5,919)	(6,956)	17.5%	(12,813)	(6,685)	(47.8)%

Net income attributable to AECOM from continuing operations	88,347	49,034	(44.5)%	171,707	166,795	(2.9)%
Net loss attributable to AECOM from discontinued operations	(48,988)	(7,477)	(84.7)%	(106,220)	(63,690)	(40.0)%
Net income attributable to AECOM	$39,359	$41,557	5.6%	$65,487	$103,105	57.4%

Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$0.60	$0.35	(41.7)%	$1.15	$1.18	2.6%
Basic discontinued operations per share	(0.33)	(0.06)	(81.8)%	(0.71)	(0.45)	(36.6)%
Basic earnings per share	$0.27	$0.29	7.4%	$0.44	$0.73	65.9%

Diluted continuing operations per share	$0.59	$0.34	(42.4)%	$1.13	$1.16	2.7%
Diluted discontinued operations per share	(0.33)	(0.05)	(84.8)%	(0.70)	(0.44)	(37.1)%
Diluted earnings per share	$0.26	$0.29	11.5%	$0.43	$0.72	67.4%

Weighted average shares outstanding:
Basic	147,770	141,060	(4.5)%	149,597	141,419	(5.5)%
Diluted	149,519	142,626	(4.6)%	151,632	143,631	(5.3)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2021	March 31, 2022
Balance Sheet Information:
Total cash and cash equivalents	$1,229,196	$965,070
Accounts receivable and contract assets – net	3,988,522	3,841,465
Working capital	651,828	413,698
Total debt, excluding unamortized debt issuance costs	2,235,661	2,230,874
Total assets	11,733,954	11,196,063
Total AECOM stockholders’ equity	2,712,470	2,531,442

AECOM
Reportable Segments
(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended March 31, 2022
Revenue	$2,399,938	$813,271	$449	$-	$3,213,658
Cost of revenue	2,239,472	764,234	-	-	3,003,706
Gross profit	160,466	49,037	449	-	209,952
Equity in earnings of joint ventures	3,096	5,743	3,080	-	11,919
General and administrative expenses	-	-	(2,639)	(34,459)	(37,098)
Restructuring costs	-	-	-	(73,292)	(73,292)
Income from operations	$163,562	$54,780	$890	$(107,751)	$111,481

Gross profit as a % of revenue	6.7%	6.0%	-	-	6.5%

Three Months Ended March 31, 2021
Revenue	$2,468,401	$796,442	$730	$-	$3,265,573
Cost of revenue	2,316,726	753,588	-	-	3,070,314
Gross profit	151,675	42,854	730	-	195,259
Equity in earnings of joint ventures	2,978	3,003	1,176	-	7,157
General and administrative expenses	-	-	(1,432)	(34,575)	(36,007)
Restructuring costs	-	-	-	(8,746)	(8,746)
Income from operations	$154,653	$45,857	$474	$(43,321)	$157,663

Gross profit as a % of revenue	6.1%	5.4%	-	-	6.0%

Six Months Ended March 31, 2022
Revenue	$4,863,415	$1,615,732	$1,227	$-	$6,480,374
Cost of revenue	4,553,001	1,517,217	-	-	6,070,218
Gross profit	310,414	98,515	1,227	-	410,156
Equity in earnings of joint ventures	6,365	9,328	4,176	-	19,869
General and administrative expenses	-	-	(5,638)	(67,961)	(73,599)
Restructuring costs	-	-	-	(76,663)	(76,663)
Income (loss) from operations	$316,779	$107,843	$(235)	$(144,624)	$279,763

Gross profit as a % of revenue	6.4%	6.1%	-	-	6.3%

Contracted backlog	$18,743,007	$4,126,815	$-	$-	$22,869,822
Awarded backlog	16,180,320	1,422,115	-	-	17,602,435
Unconsolidated JV backlog	324,021	-	-	-	324,021
Total backlog	$35,247,348	$5,548,930	$-	$-	$40,796,278

Six Months Ended March 31, 2021
Revenue	$5,025,661	$1,552,053	$1,014	$-	$6,578,728
Cost of revenue	4,728,954	1,470,145	-	-	6,199,099
Gross profit	296,707	81,908	1,014	-	379,629
Equity in earnings of joint ventures	4,385	6,011	4,962	-	15,358
General and administrative expenses	-	-	(3,361)	(71,006)	(74,367)
Restructuring costs	-	-	-	(21,784)	(21,784)
Income from operations	$301,092	$87,919	$2,615	$(92,790)	$298,836

Gross profit as a % of revenue	5.9%	5.3%	-	-	5.8%

Contracted backlog	$15,138,981	$4,038,385	$-	$-	$19,177,366
Awarded backlog	18,779,481	1,084,276	-	-	19,863,757
Unconsolidated JV backlog	386,302	-	-	-	386,302
Total backlog	$34,304,764	$5,122,661	$-	$-	$39,427,425

AECOM
Regulation G Information
(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Six Months Ended
	Mar 31, 2021	Dec 31, 2021	Mar 31, 2022	Mar 31, 2021	Mar 31, 2022
Americas
Revenue	$2,468.3	$2,463.5	$2,399.9	$5,025.6	$4,863.4
Less: Pass-through revenue	1,544.7	1,575.8	1,450.4	3,239.0	3,026.1
Net service revenue	$923.6	$887.7	$949.5	$1,786.6	$1,837.3

International
Revenue	$796.5	$802.4	$813.3	$1,552.1	$1,615.7
Less: Pass-through revenue	151.8	148.0	149.2	294.4	297.3
Net service revenue	$644.7	$654.4	$664.1	$1,257.7	$1,318.4

Segment Performance (excludes ACAP)
Revenue	$3,264.8	$3,265.9	$3,213.2	$6,577.7	$6,479.1
Less: Pass-through revenue	1,696.5	1,723.8	1,599.6	3,533.4	3,323.4
Net service revenue	$1,568.3	$1,542.1	$1,613.6	$3,044.3	$3,155.7

Consolidated
Revenue	$3,265.5	$3,266.7	$3,213.7	$6,578.7	$6,480.4
Less: Pass-through revenue	1,696.5	1,723.8	1,599.6	3,533.4	3,323.4
Net service revenue	$1,569.0	$1,542.9	$1,614.1	$3,045.3	$3,157.0

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2021	Dec 31, 2021	Mar 31, 2022
Short-term debt	$4.7	$6.7	$3.4
Current portion of long-term debt	42.2	41.4	39.4
Long-term debt, excluding unamortized debt issuance costs	2,079.7	2,180.9	2,188.1
Total debt	2,126.6	2,229.0	2,230.9
Less: Total cash and cash equivalents	934.9	1,082.4	965.1
Net debt	$1,191.7	$1,146.6	$1,265.8

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Six Months Ended
	Mar 31, 2021	Dec 31, 2021	Mar 31, 2022	Mar 31, 2021	Mar 31, 2022
Net cash provided by (used in) operating activities	$59.2	$194.9	$(1.7)	$66.3	$193.2
Capital expenditures, net	(55.9)	(32.2)	(15.7)	(77.2)	(47.9)
Free cash flow	$3.3	$162.7	$(17.4)	$(10.9)	$145.3

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2021	Dec 31, 2021	Mar 31, 2022	Mar 31, 2021	Mar 31, 2022
Reconciliation of Income from Operations to Adjusted Income from Operations
Income from operations	$157.6	$168.3	$111.5	$298.8	$279.8
Restructuring costs	8.8	3.4	73.3	21.8	76.7
Amortization of intangible assets	5.4	4.7	4.8	10.7	9.5
Adjusted income from operations	$171.8	$176.4	$189.6	$331.3	$366.0

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income from continuing operations before tax expense	$128.3	$145.8	$90.6	$242.7	$236.4
Restructuring costs	8.8	3.4	73.3	21.8	76.7
Amortization of intangible assets	5.4	4.7	4.8	10.7	9.5
Financing charges in interest expense	2.6	1.2	1.2	4.4	2.4
Adjusted income from continuing operations before tax expense	$145.1	$155.1	$169.9	$279.6	$325.0

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax expense for continuing operations	$35.1	$22.6	$36.0	$60.7	$58.6
Tax effect of the above adjustments*	4.6	2.3	11.1	10.1	13.4
Valuation allowances and other tax only items	0.1	(4.2)	(1.5)	2.8	(5.7)
Adjusted income tax expense for continuing operations	$39.8	$20.7	$45.6	$73.6	$66.3

* Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(4.9)	$(5.4)	$(5.6)	$(10.3)	$(11.0)
Amortization of intangible assets included in NCI, net of tax	(0.2)	(0.1)	(0.2)	(0.3)	(0.3)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(5.1)	$(5.5)	$(5.8)	$(10.6)	$(11.3)

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income attributable to AECOM from continuing operations	$88.3	$117.8	$49.0	$171.7	$166.8
Restructuring costs	8.8	3.4	73.3	21.8	76.7
Amortization of intangible assets	5.4	4.7	4.8	10.7	9.5
Financing charges in interest expense	2.6	1.2	1.2	4.4	2.4
Tax effect of the above adjustments*	(4.6)	(2.3)	(11.1)	(10.1)	(13.4)
Valuation allowances and other tax only items	(0.1)	4.2	1.5	(2.8)	5.7
Amortization of intangible assets included in NCI, net of tax	(0.2)	(0.1)	(0.2)	(0.3)	(0.3)
Adjusted net income attributable to AECOM from continuing operations	$100.2	$128.9	$118.5	$195.4	$247.4

* Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

AECOM
Regulation G Information
(in millions, except per share data)
	Three Months Ended			Six Months Ended
	Mar 31, 2021	Dec 31, 2021	Mar 31, 2022	Mar 31, 2021	Mar 31, 2022
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income attributable to AECOM from continuing operations per diluted share	$0.59	$0.81	$0.34	$1.13	$1.16
Per diluted share adjustments:
Restructuring costs	0.06	0.02	0.51	0.14	0.53
Amortization of intangible assets	0.04	0.03	0.03	0.07	0.07
Financing charges in interest expense	0.02	0.01	0.01	0.03	0.02
Tax effect of the above adjustments*	(0.04)	(0.01)	(0.07)	(0.06)	(0.10)
Valuation allowances and other tax only items	-	0.03	0.01	(0.02)	0.04
Adjusted net income attributable to AECOM from continuing operations per diluted share	$0.67	$0.89	$0.83	$1.29	$1.72
Weighted average shares outstanding – basic	147.8	141.8	141.1	149.6	141.4
Weighted average shares outstanding – diluted	149.5	144.6	142.6	151.6	143.6

* Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations
Net income attributable to AECOM from continuing operations	$88.3	$117.8	$49.0	$171.7	$166.8
Income tax expense	35.1	22.6	36.0	60.7	58.6
Depreciation and amortization[1]	41.1	41.1	43.7	80.5	84.8
Interest income[2]	(1.2)	(1.3)	(1.8)	(2.5)	(3.1)
Interest expense	32.8	25.4	24.2	63.5	49.6
Amortized bank fees included in interest expense	(2.6)	(1.2)	(1.2)	(4.4)	(2.4)
EBITDA	$193.5	$204.4	$149.9	$369.5	$354.3
Restructuring costs	8.8	3.4	73.3	21.8	76.7
Adjusted EBITDA	$202.3	$207.8	$223.2	$391.3	$431.0
Other income	(3.4)	(2.9)	(3.3)	(7.3)	(6.2)
Depreciation[1]	(33.3)	(35.3)	(37.8)	(65.7)	(73.1)
Interest income[2]	1.2	1.3	1.8	2.5	3.1
Noncontrolling interests in income of consolidated subsidiaries, net of tax	4.8	5.4	5.6	10.2	11.0
Amortization of intangible assets included in NCI, net of tax	0.2	0.1	0.1	0.3	0.2
Adjusted income from operations	$171.8	$176.4	$189.6	$331.3	$366.0

1 Excludes depreciation from discontinued operations.

2 Included in other income.

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2021	Dec 31, 2021	Mar 31, 2022	Mar 31, 2021	Mar 31, 2022
Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Americas Segment:
Income from operations	$154.7	$153.2	$163.6	$301.1	$316.8
Amortization of intangible assets	4.4	4.3	4.4	8.7	8.7
Adjusted income from operations	$159.1	$157.5	$168.0	$309.8	$325.5

International Segment:
Income from operations	$45.8	$53.0	$54.8	$87.9	$107.8
Amortization of intangible assets	1.0	0.4	0.4	2.0	0.8
Adjusted income from operations	$46.8	$53.4	$55.2	$89.9	$108.6

Segment Performance (excludes ACAP & G&A):
Income from operations	$200.5	$206.2	$218.4	$389.0	$424.6
Amortization of intangible assets	5.4	4.7	4.8	10.7	9.5
Adjusted income from operations	$205.9	$210.9	$223.2	$399.7	$434.1

FY2022 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)

Fiscal Year End 2022
GAAP EPS Guidance	$2.55 to $2.85
Adjusted EPS excludes:
Amortization of intangible assets	$0.13
Amortization of deferred financing fees	$0.03
Restructuring expensesǂ	$0.77 to $0.63
Tax effect of the above items	($0.18) to ($0.14)
Adjusted EPS Guidance	$3.30 to $3.50

FY2022 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)

Fiscal Year End 2022
GAAP net income attributable to AECOM from continuing operations guidance*	$367 to $411
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$19
Amortization of deferred financing fees	$5
Restructuring expensesǂ	$110 to $90
Tax effect of the above items	($26) to ($20)
Adjusted net income attributable to AECOM from continuing operations	$475 to $505
Adjusted EBITDA excludes:
Depreciation	$155
Adjusted interest expense, net	$90
Tax expense, including tax effect of above items	$160 to $170
Adjusted EBITDA Guidance	$880 to $920

* Calculated based on the mid-point of AECOM’s fiscal year 2022 EPS guidance.

ǂ Includes the Russia-related exit costs and a reiterated expectation for $20-30 million of restructuring costs in fiscal 2022.

AECOM
Regulation G Information

FY2022 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions, all figures approximate)

Fiscal Year End 2022
GAAP Interest Expense Guidance	$103
Financing charges in interest expense	$(5)
Interest income	$(8)
Adjusted Net Interest Expense Guidance	$90

FY2022 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance

(in millions, all figures approximate)

Fiscal Year End 2022
GAAP income tax expense	$134 to $150
Tax effect of adjusting items	$26 to $20
Adjusted income tax expense	$160 to $170

FY2022 GAAP Operating Cash Flow Guidance based on Free Cash Flow Guidance

(in millions, all figures approximate)

Fiscal Year End 2022
Operating cash flow guidance	$610 to $810
Capital expenditures, net of proceeds from equipment disposals	($160)
Free cash flow guidance	$450 to $650

FY2022 GAAP Income from Operations as a % of Revenue Guidance based on
Segment Adjusted Operating Income as a % of Net Service Revenue Guidance

(all figures approximate)

Fiscal Year End 2022
Income from operations as a % of revenue	4.8%
Pass-through revenues	7.6%
Amortization of intangible assets	0.1%
AECOM Capital income from operations	(0.1)%
Corporate net expense	1.0%
Restructuring expenses	0.7%
Segment adjusted operating income as a % of net service revenue	14.1%

Note: Variances in tables are due to rounding.